UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 9, 2009

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01               Regulation FD Disclosure.

Arch Capital Group Ltd. (the “Company”) filed a required notification form with The NASDAQ Stock Market to report that the number of outstanding common shares of the Company (“Common Shares”) has decreased by an amount that exceeds 5% of the number of outstanding Common Shares as last reported in the Company’s Form 10-Q for the quarterly period ended September 30, 2009.  Specifically, the number of outstanding Common Shares decreased from 59,227,128 as of October 31, 2009 to 56,222,582 as of December 9, 2009 principally due to repurchases by the Company of Common Shares under its previously announced Common Share repurchase program.  From November 1, 2009 through December 9, 2009, the Company (1) repurchased 3.3 million Common Shares for an aggregate purchase price of $230.4 million (from October 1, 2009 through December 9, 2009, the number of repurchased Common Shares totaled 3.6 million for an aggregate purchase price of $252 million) and (2) issued approximately 300,000 Common Shares under its share-based plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: December 10, 2009	By:	/s/ John C.R. Hele
Name: John C.R. Hele
Title: Executive Vice President, Chief Financial Officer & Treasurer